Exhibit 99.1

Aviat Networks Announces Fiscal Fourth Quarter 2011 Financial Results

SANTA CLARA, Calif., August 24, 2011 — Aviat Networks, Inc. (NASDAQ: AVNW), a leading expert in wireless transmission solutions, today reported financial results for the fourth quarter and fiscal year 2011, which ended July 1, 2011.

Financial Highlights for Q4FY11

•	Revenue at the high end of guidance

•	Increased cash

•	Strong orders - book to bill above 1

•	Achieved operating expense spending targets

Financial Highlights for FY11

•	27% reduction in operating expense in Q4FY11 as compared to Q4FY10

•	Refocused product development and released new Eclipse products

•	Announced next generation of products

•	Completed manufacturing outsourcing

•	Consolidated and streamlined operational processes

•	Improved lead times & on-time performance on product delivery

•	Divested NetBoss assets and started sale process of WiMAX business

GAAP Financial Results

Q4FY11 revenue was $120.9 million, compared with $107.6 million in the year-ago quarter. Revenue and results of operations from our WiMAX business are classified as discontinued operations for all periods presented. The Company reported a net loss, including discontinued operations, of $19.8 million or $(0.34) per share, compared with a net loss of $88.8 million or $(1.49) per share in the year-ago quarter. Loss from continuing operations was $6.2 million or $(0.11) per share compared with the loss from continuing operations of $80.7 million or $(1.35) per share in the year-ago quarter.

Cash and cash equivalents were $98.2 million as of July 1, 2011 compared with $95.7 million as of the end of the prior quarter.

Non-GAAP Financial Results

Non-GAAP income from continuing operations for the quarter was $2.9 million or $0.05 per share, compared with a non-GAAP loss from continuing operations of $5.6 million, or $(0.09) per share, in the year ago quarter.

Q4FY11 non-GAAP results exclude $10.0 million of pre-tax charges composed primarily of the following:

•	$2.0 million of restructuring charges

•	$3.3 million excess and obsolete inventory associated with exiting the North American legacy product market

•	$1.4 million for share-based compensation expense

•	$0.9 million for the amortization of purchased intangibles

•	$2.3 million for transactional tax assessments

Q4FY11 non-GAAP results also exclude an income tax benefit of $0.9 million. Loss from discontinued operations, net of taxes was $13.6 million for the quarter.

A reconciliation of GAAP to non-GAAP financial measures for the quarter and year-to-date comparison with the year ago periods is provided on Table 4 along with the accompanying notes.

Fourth Quarter Revenue by Segment (excluding discontinued operations)

Revenue in the North America segment was $42.2 million in the fourth quarter of fiscal 2011, compared with $38.0 million in the year ago quarter and $42.5 million in the prior quarter. International revenue was $78.7 million, compared with $69.6 million in the year ago quarter and $73.0 million in the prior quarter.

“In FY11 we focused on restructuring the company to achieve profitability and returned to our core competency of microwave transmission. We have created a more competitive cost base, improved operational processes, reinvigorated product development and realigned our company to execute on the next phase of our business strategy. Our customers are enthusiastic about our progress as demonstrated by renewed orders strength in North America and increased business with both new and existing customers in Africa,” said Michael Pangia, president and CEO of Aviat Networks.

Operational Objectives for 2012

The Company has established four key objectives for fiscal 2012. They are to:

•	Acquire new customers

•	Focus on improving costs and operational efficiencies

•	Continue to accelerate innovation in wireless transmission

•	Invest in our service capabilities to strengthen our competitive position

Outlook

Based on current backlog, business trends and operational changes, we believe revenue, excluding discontinued operations, will be in the range of $100 million to $110 million in the first quarter of fiscal 2012.

Conference Call Details

Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. Those wishing to join the call should dial 480-629-9818 or toll free at 877-941-8609 access code 4464819 at approximately 4:20 p.m. A replay also will be available starting approximately one hour after the completion of the call until August 31, 2011. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4464819. A live and archived webcast of the conference call will also be available via the Company’s Web site at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information

Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, other income or loss, income tax provision or benefit, income or loss from continuing operations and basic and diluted income or loss per share from continuing operations on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.

Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks

Aviat Networks, Inc. is a leader in wireless transmission solutions. We apply innovation and IP networking expertise toward building a carrier class foundation for future mobile and fixed broadband networks. With more than 750,000 systems installed around the world, Aviat Networks has built a reputation as a leader in offering best-of-breed solutions including LTE-ready microwave backhaul and a complete portfolio of service and support options to public and private telecommunications operators worldwide. With a global reach and local presence in more than 46 countries, Aviat Networks works by the side of its customers allowing them to quickly and cost effectively seize new market and service opportunities. Aviat Networks, formerly Harris Stratex Networks Inc., is headquartered in Santa Clara, California and is listed on NASDAQ (AVNW). For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.

# # #

Media Contact:

Cynthia Johnson, Aviat Networks, (408) 550-3321, cynthia.johnson@aviatnet.com

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipates”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints, such as the recent natural disasters in Japan;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2010 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1

AVIAT NETWORKS, INC.

Fiscal Year 2011 Fourth Quarter and Year-to-Date Summary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1, 2011	July 2, 2010 (1)	July 1, 2011	July 2, 2010 (1)
	(In millions, except per share amounts)
Revenue from product sales and services	$120.9	$107.6	$452.1	$465.5
Cost of product sales and services	87.9	72.6	323.3	308.6
Charges for product transition	—	—	—	16.9
Amortization of purchased technology	0.2	1.7	0.7	7.2

Gross margin	32.8	33.3	128.1	132.8
Research and development expenses	9.7	7.5	40.5	31.1
Selling and administrative expenses	23.7	38.3	104.0	134.7
Amortization of intangible assets	0.7	0.9	2.8	5.0
Property, plant and equipment impairment charges	—	8.7	—	8.7
Intangible assets and trade name impairment charges	—	57.7	—	57.7
Restructuring charges	2.0	3.8	15.4	7.1

Operating loss	(3.3)	(83.6)	(34.6)	(111.5)
Loss on sale of NetBoss assets	(0.2)	—	(4.6)	—
Other income (expense), net	(3.1)	1.2	(3.6)	1.2
Interest income	—	0.2	0.3	0.3
Interest expense	(0.5)	(0.7)	(2.2)	(2.2)

Loss from continuing operations before income taxes	(7.1)	(82.9)	(44.7)	(112.2)
Provision for (benefit from) income taxes	(0.9)	(2.2)	14.1	(3.8)

Loss from continuing operations	(6.2)	(80.7)	(58.8)	$(108.4)
Loss from discontinued operations, net of tax	(13.6)	(8.1)	(31.7)	$(21.8)

Net loss	$(19.8)	$(88.8)	$(90.5)	$(130.2)

Basic and diluted net loss per common share:
Continuing operations	$(0.11)	$(1.35)	$(1.00)	$(1.82)
Discontinued operations	(0.23)	(0.14)	(0.54)	$(0.37)

Net loss per common share	$(0.34)	$(1.49)	$(1.54)	$(2.19)

Basic and diluted weighted average shares outstanding	58.8	59.7	58.6	59.4

(1)	Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as discontinued operations in our consolidated financial statements. Historical amounts prior to the third quarter of fiscal 2011 are reclassified to conform to current period presentation.

Table 2

AVIAT NETWORKS, INC.

Fiscal Year 2011 Fourth Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 1, 2011	July 2, 2010 (1)
	(In millions)
Assets
Cash and cash equivalents	$98.2	$141.7
Receivables, net	133.0	104.8
Unbilled costs	24.8	30.2
Inventories	71.8	76.7
Other current assets (2)	22.5	33.1
Property, plant and equipment, net	21.6	23.7
Goodwill	5.6	6.2
Identifiable intangible assets	4.1	7.5
Non-current deferred taxes	0.7	13.1
Other assets	1.6	10.0

	$383.9	$447.0

Liabilities and Stockholders’ Equity
Short-term debt	$6.0	$5.0
Accounts payable	70.3	58.6
Redeemable preference shares, current	8.3	—
Accrued expenses and other current liabilities (3)	112.5	103.0
Restructuring and other long-term liabilities	9.1	8.9
Redeemable preference shares, long-term	—	8.3
Stockholders’ equity	177.7	263.2

	$383.9	$447.0

(1)	Fiscal 2010 amounts are reclassified to conform to current period presentation related to WiMAX discontinued operations and customer services inventories reclassification from property, plant and equipment to inventories.
(2)	Other current assets included $0 and $10.8 million of WiMAX held for sale assets at July 1, 2011 and July 2, 2010, respectively.
(3)	Other current liabilities included $0.3 million and $0 of liabilities related to WiMAX at July 1, 2011 and July 2, 2010, respectively.

Table 3

AVIAT NETWORKS, INC.

Fiscal Year 2011 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended
	July 1, 2011	July 2, 2010 (1)
Operating Activities
Net loss	$(90.5)	$(130.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	3.5	13.8
Depreciation and amortization of property, plant and equipment and capitalized software	8.6	20.0
Intangible assets impairment charges	—	63.2
Property, plant and equipment impairment charges	—	7.9
Non-cash share-based compensation expense	4.8	3.2
Deferred income tax (benefit) expense	11.0	4.2
Charges for product transition and inventory mark-downs	—	13.5
Loss on held for sale assets, net	9.5	—
Loss on sale of NetBoss assets	4.6	—
Non-cash other income	—	(1.2)
Changes in operating assets and liabilities:
Receivables	(25.8)	38.5
Unbilled costs	5.5	(25.1)
Inventories	2.8	36.6
Accounts payable	11.5	(11.0)
Accrued expenses	3.6	(9.1)
Advance payments and unearned income	8.5	(0.1)
Income taxes payable or receivable	(1.7)	—
Restructuring liabilities and other assets and liabilities	2.6	(0.9)

Net cash provided by (used in) operating activities	(41.5)	23.3
Investing Activities
Cash received from sale of NetBoss assets	3.8	—
Cash paid related to acquisition of Telsima	—	(4.2)
Proceeds from sale of property, plant and equipment	—	5.4
Sales and maturities of short-term investments	—	0.3
Additions of property, plant and equipment	(7.2)	(12.9)
Additions of capitalized software	(0.8)	(2.9)

Net cash used in investing activities	(4.2)	(14.3)
Financing Activities
Proceeds from short-term debt arrangement	6.0	6.3
Payments on short-term debt arrangement	(5.0)	(11.3)
Issuance of common shares related to employee share-based awards	0.2	0.1
Payments on capital lease obligations	—	(0.4)

Net cash provided by (used in) financing activities	1.2	(5.3)
Effect of exchange rate changes on cash and cash equivalents	1.0	1.2

Net increase (decrease) in cash and cash equivalents	(43.5)	4.9
Cash and cash equivalents, beginning of year	141.7	136.8

Cash and cash equivalents, end of year	$98.2	$141.7

(1)	Fiscal 2010 amounts are reclassified to conform to current period presentation related to customer services inventories reclassification from property, plant and equipment to inventories.

AVIAT NETWORKS, INC.

Quarter and Fiscal Year Ended July 1, 2011 Summaries

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income or loss, other income or loss, income tax provision or benefit, income or loss from continuing operations, and basic and diluted income or loss per share from continuing operations, adjusted to exclude certain costs, charges, gains and losses. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4

AVIAT NETWORKS, INC.

Fiscal Year 2011 Fourth Quarter and Year-to-Date Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter Ended				Fiscal Year Ended
	July 1, 2011	% of Revenue	July 2, 2010	% of Revenue	July 1, 2011	% of Revenue	July 2, 2010	% of Revenue
	(In millions, except per share amounts)
GAAP gross margin	$32.8	27.1%	$33.3	30.9%	$128.1	28.3%	$132.8	28.5%
Share-based compensation	0.1		0.1		0.4		0.2
Excess and obsolete inventory associated with legacy products	3.3		—		6.6		—
Amortization of PPE step-up value	—		—		0.1		0.3
Charges for product transition	—		—		—		16.9
Gain from sale of manufacturing facilities	—		(1.0)		—		(1.0)
Amortization of purchased technology	0.2		1.7		0.7		7.2

Non-GAAP gross margin	36.4	30.1%	34.1	31.7%	135.9	30.1%	156.4	33.6%
GAAP research and development expenses	$9.7	8.0%	$7.5	7.0%	$40.5	9.0%	$31.1	6.7%
Share-based compensation	(0.5)		(0.1)		(1.9)		(0.5)

Non-GAAP research and development expenses	9.2	7.6%	7.4	6.9%	38.6	8.5%	30.6	6.6%
GAAP selling and administrative expenses	$23.7	19.6%	$38.3	35.6%	$104.0	23.0%	$134.7	28.9%
Share-based compensation	(0.8)		(1.0)		(2.4)		(2.4)
Rebranding and transitional costs	—		(5.5)		(0.9)		(8.5)
Amortization of PPE step-up value	—		—		(0.1)		(0.3)
Other	0.9		—		0.9		—

Non-GAAP selling and administrative expenses	23.8	19.7%	31.8	29.6%	101.5	22.5%	123.5	26.5%
GAAP operating loss	$(3.3)	-2.7%	$(83.6)	-77.7%	$(34.6)	-7.7%	$(111.5)	-24.0%
Share-based compensation	1.4		1.2		4.7		3.1
Excess and obsolete inventory associated with legacy products	3.3		—		6.6		—
Amortization of PPE step-up value	—		—		0.2		0.6
Charges for product transition	—		—		—		16.9
Gain from sale of manufacturing facilities	—		(1.0)		—		(1.0)
Amortization of purchased technology	0.2		1.7		0.7		7.2
Rebranding and transitional costs	—		5.5		0.9		8.5
Other	(0.9)		—		(0.9)		—
Amortization of intangible assets	0.7		0.9		2.8		5.0
Property, plant, and equipment impairment charges	—		8.7		—		8.7
Intangible assets and trade name impairment charges	—		57.7		—		57.7
Restructuring charges	2.0		3.8		15.4		7.1

Non-GAAP operating income (loss)	3.4	2.8%	(5.1)	-4.7%	(4.2)	-0.9%	2.3	0.5%
GAAP other income (expense), net	$(3.8)	-3.1%	$0.7	0.7%	$(10.1)	-2.2%	$(0.7)	-0.2%
Loss on sale of NetBoss assets	0.2		—		4.6		—
Gain on settlement of Telsima purchase price	—		(1.2)		—		(1.2)
Transactional taxes assessments	2.3		—		2.8		—
Costs related to liquidation of foreign subsidiaries	0.8		—		0.8		—

Non-GAAP other expense, net	(0.5)	-0.4%	(0.5)	-0.5%	(1.9)	-0.4%	(1.9)	-0.4%
GAAP income tax provision (benefit)	$(0.9)	-0.7%	$(2.2)	-2.0%	$14.1	3.1%	$(3.8)	-0.8%
Adjustment to reflect zero percent pro forma tax rate	0.9		2.2		(14.1)		3.8

Non-GAAP income tax provision	—	0.0%	—	0.0%	—	0.0%	—	0.0%
GAAP loss from continuing operations	$(6.2)	-5.1%	$(80.7)	-75.0%	$(58.8)	-13.0%	$(108.4)	-23.3%
Share-based compensation	1.4	1.2%	1.2	1.1%	4.7	1.0%	3.1	0.7%
Excess and obsolete inventory associated with legacy products	3.3	2.7%	—	0.0%	6.6	1.5%	—	0.0%
Amortization of PPE step-up value	—	0.0%	—	0.0%	0.2	0.0%	0.6	0.1%
Charges for product transition	—	0.0%	—	0.0%	—	0.0%	16.9	3.6%
Gain from sale of manufacturing facilities	—	0.0%	(1.0)	-0.9%	—	0.0%	(1.0)	-0.2%
Amortization of purchased technology	0.2	0.2%	1.7	1.6%	0.7	0.2%	7.2	1.5%
Rebranding and transitional costs	—	0.0%	5.5	5.1%	0.9	0.2%	8.5	1.8%
Other	(0.9)	-0.7%	—	0.0%	(0.9)	-0.2%	—	0.0%
Amortization of intangible assets	0.7	0.6%	0.9	0.8%	2.8	0.6%	5.0	1.1%
Property, plant, and equipment impairment charges	—	0.0%	8.7	8.1%	—	0.0%	8.7	1.9%
Intangible assets and trade name impairment charges	—	0.0%	57.7	53.6%	—	0.0%	57.7	12.4%
Restructuring charges	2.0	1.7%	3.8	3.5%	15.4	3.4%	7.1	1.5%
Loss on sale of NetBoss assets	0.2	0.2%	—	0.0%	4.6	1.0%	—	0.0%
Gain on settlement of Telsima purchase price	—	0.0%	(1.2)	-1.1%	—	0.0%	(1.2)	-0.3%

	Quarter Ended				Fiscal Year Ended
	July 1, 2011	% of Revenue	July 2, 2010	% of Revenue	July 1, 2011	% of Revenue	July 2, 2010	% of Revenue
	(In millions, except per share amounts)
Transactional taxes assessments	2.3	1.9%	—	0.0%	2.8	0.6%	—	0.0%
Costs related to liquidation of foreign subsidiaries	0.8	0.7%	—	0.0%	0.8	0.2%	—	0.0%
Adjustment to reflect zero percent pro forma tax rate	(0.9)	-0.7%	(2.2)	-2.0%	14.1	3.1%	(3.8)	-0.8%

Non-GAAP income (loss) from continuing operations	$2.9	2.4%	$(5.6)	-5.2%	$(6.1)	-1.3%	$0.4	0.1%
Basic and diluted income (loss) per share from continuing operations
GAAP	$(0.11)		$(1.35)		$(1.00)		$(1.82)
Non-GAAP	$0.05		$(0.09)		$(0.10)		$0.01
Shares used in computing income (loss) per share from continuing operations, basic and diluted
GAAP	58.8		59.7		58.6		59.4
Non-GAAP	60.6		59.7		58.6		59.4

Notes to Table 4:

(1)	In the third quarter of fiscal 2011, the WiMAX business met the criteria to be considered held for sale. Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as a discontinued operation in our consolidated financial statements. Prior period results have been reclassified to conform to current period presentation.

(2)	The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude share-based compensation, excess and obsolete inventory associated with legacy products, amortization of property, plant and equipment step-up value resulting from purchase accounting adjustments, charges for product transition, gain from sale of manufacturing facilities, amortization of purchased technology, rebranding and transitional services in connection with the corporate name change and relocation, amortization of intangible assets, property, plant, and equipment impairment charges, intangible assets and trade name impairment charges, restructuring charges, loss on sale of NetBoss assets, gain on settlement of Telsima purchase price, transactional taxes assessments, costs related to liquidation of foreign subsidiaries, adjustment to reflect zero percent pro forma tax rate, and other non-recurring items. The Company believes that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 5

AVIAT NETWORKS, INC.

Fiscal Year 2011 Fourth Quarter and Year-to-Date Summary

SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
		(In millions)
North America	$42.2	$38.0	$160.4	$174.8
International:
Africa	44.9	37.6	114.9	122.3
Europe, Middle East, and Russia	16.8	16.2	102.1	86.9
Latin America and AsiaPac	17.0	15.8	74.7	81.5

Total International	78.7	69.6	291.7	290.7

	$120.9	$107.6	$452.1	$465.5